Exhibit 10.1

DYNTEK, INC.

AMENDMENT NO 1 TO

2005 STOCK INCENTIVE PLAN

Pursuant to Article 9 of the 2005 Stock Option Plan of the Company (the “Plan”), and in accordance with a proposal by the Board of Directors and as approved by the Stockholders of the Company at the Annual Meeting on December 13, 2005, the Plan is hereby amended as follows:

Article 3, Section 3.3 shall now read in its entirety:

“3.3        Limitation on Shares.  In no event shall any Participant be granted Options or issued Restricted Stock in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds Seven Million Five Hundred Thousand (7,500,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.”

Article 4, Section 4.1 shall now read in its entirety:

“4.1        Shares Subject to the Plan.

(a)           The number of shares of Common Stock that may be issued under the Plan shall be equal to Thirty Million (30,000,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.  For purposes of this limitation, in the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.”

(b)           The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options shall be equal to Thirty Million (30,000,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.”

IN WITNESS WHEREOF, DynTek, Inc. has caused its duly authorized officer to execute this amendment on its behalf this 16th day of December 2005.

By:	/s/ Robert I. Webber
Robert I. Webber
President and Chief Financial Officer